Exhibit 3.37

BYLAWS

OF

PEOPLE MEDIA, INC.,
a Delaware corporation

i

ii

BYLAWS
OF
PEOPLE MEDIA, INC.,
a Delaware corporation

ARTICLE I

OFFICES

Section 1.1                               Registered Office.  The registered office of People Media, Inc. (hereinafter called the “Corporation”) shall be at such place in the State of Delaware as shall be designated by the Board of Directors (the “Board”).

Section 1.2                               Principal Office.  The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board.  The Board is granted full power and authority to change said principal office from one location to another.

Section 1.3                               Other Offices.  The Corporation may also have an office or offices at such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1                               Time and Place of Meetings.  Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2                               Annual Meetings.  Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

Section 2.3                               Special Meetings.  Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a committee of the Board that has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the Bylaws of the Corporation, include the power to call such meetings, and shall be called by the president or secretary at the request in writing of a majority of the Board, or at the request in writing of holders of ten percent (10%) of any class of stock of the Corporation issued and outstanding and entitled to vote but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto, or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.4                               Stockholder Lists.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or at the place of the meeting, and the list shall also be available at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.5                               Notice of Meetings.

(a)                                 Written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting has been called, shall be given to each stockholder of record, whether or not entitled to vote at such meeting, not less than thirty (30) days nor more than sixty (60) days before the date of the meeting.  Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

(b)                                 Any action taken by the stockholders at any such meeting that was not specified in reasonable detail in the notice for such meeting shall have no force or effect unless the taking of such action has been approved by the unanimous vote of the stockholders and unless the taking of such action with not less than thirty (30) days advance written notice has been approved by holders of a majority of the outstanding shares of the Corporation’s Convertible Preferred Stock (as defined in the Certificate of Incorporation).

(c)                                  Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Subject to Section 2.5(b), notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.6                               Quorum and Adjournment.  The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.  If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.

Section 2.7                               Voting.  In all matters, when a quorum is present at any meeting, the vote of the holders of a majority of the shares of capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.  Such vote may be viva voce or by written ballot; provided, however, that the Board may, in its discretion, require a written ballot for any vote, and further provided that all elections for directors must be by written ballot upon demand made by a stockholder at any election and before the voting begins.

Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

Section 2.8                               Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize in writing another person or persons to act for such holder by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the person executing the proxy specifies therein the period of time for which it is to continue in force.

Section 2.9                               Inspectors of Election.  The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation or the Chairman of the meeting shall appoint one or more alternate inspectors to replace any inspector who fails to act.  Each inspector, before undertaking his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of the proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspector shall perform his or her duties and shall make all determinations in accordance with the Delaware General Corporation Law including, without limitation, Section 231 of the Delaware General Corporation Law.

The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies or votes, nor revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

The appointment of inspectors of election shall be in the discretion of the Board until such time as the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, at which time appointment of inspectors shall be obligatory.

Section 2.10                        Action Without Meeting.  Any action of the stockholders taken without a meeting must be taken in accordance with the Certificate of Incorporation, and the writing or writings filed with the minutes of the proceedings of stockholders.

ARTICLE III

DIRECTORS

Section 3.1                               Powers.  The Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers.  The Board may establish procedures and rules, or may authorize the Chairman of any meeting of stockholders to establish procedures and rules, for the fair and orderly conduct of any meeting including, without limitation, registration of the stockholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the results thereof, the timing of the opening and closing of the polls, and the physical layout of the facilities for the meeting.

Section 3.2                               Number, Election and Tenure.  The Board shall consist of one or more members.  The exact number shall be determined from time to time by resolution of the Board.  Directors shall be elected at the annual meeting of stockholders, and each director shall serve until such person’s successor is elected and qualified or until such person’s death, retirement, resignation or removal.

Section 3.3                               Vacancies and Newly Created Directorships(a)                                          .  Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the Board then in office, provided that a quorum is present, and any other vacancy on the Board may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Section 3.4                               Meetings.  The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Section 3.5                               Annual Meeting.  The Board shall meet as soon as practicable after each annual election of directors.

Section 3.6                               Regular Meetings.  Regular meetings of the Board shall be held at such time and place as shall from time to time be determined by resolution of the Board.  Notice of the time, place and purpose of any such meeting shall be given to the directors by the Secretary, or in case of the Secretary’s absence, refusal or inability to act, by any other officer.  Any such notice may be given by mail, by electronic mail, by telephone, by personal service, or by any combination thereof as to different directors.  If the notice is by mail, then it shall be deposited in a United States Post Office at least thirty-three (33) days before the time of the meeting; if by electronic mail, by sending the message at least thirty (30) days before the date of the meeting; if by telephone or by personal service, communicated or delivered at least thirty (30) days before the date of the meeting.  Any action taken by the Board at any such meeting that was not specified in reasonable detail in the notice for such meeting shall have no force or effect unless approved by the unanimous vote of the members of the Board.

Section 3.7                               Special Meetings.  Special meetings of the Board may be called at any time, and for any purpose permitted by law, by the Chairman of the Board (or, if the Board does not appoint a Chairman of the Board, the President), or by the Secretary on the written request of any two members of the Board unless the Board consists of only one director in which case the special meeting shall be called on the written request of the sole director, which meetings shall be held at the time and place designated by the person or persons calling the meeting.  Notice of the time, place and purpose of any such meeting shall be given to the directors by the Secretary, or in case of the Secretary’s absence, refusal or inability to act, by any other officer or by any director.  Any such notice may be given by mail, by electronic mail, by telephone, by personal service, or by any combination thereof as to different directors.  If the notice is by mail, then it shall be deposited in a United States Post Office at least ten (10) days before the date of the meeting; if by electronic mail, by sending the message at least seven (7) days before the date of the meeting; if by telephone or by personal service, communicated or delivered at least seven (7) days before the date of the meeting.  Any action taken by the Board at any such meeting that was not specified in reasonable detail in the notice for such meeting shall have no force or effect unless approved by the unanimous vote of the members of the Board.

Section 3.8                               Quorum.  At all meetings of the Board, (i) seventy percent (70%) of the members of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, unless all of the members of the Board execute a written consent pursuant to Section 3.12 agreeing to a lower quorum requirement for taking a specific business transaction; provided that any such lower quorum requirement shall not be less than a majority of the members of the whole Board, and (ii) the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law or by the Certificate of Incorporation or by these Bylaws.  Any meeting of the Board may be adjourned to meet again at a stated day and hour.  Even though a quorum is not present, as required in this Section, a majority of the directors present at any meeting of the Board, either regular or special, may adjourn from time to time until a quorum be had.  Notice of any adjourned meeting need not be given.

Section 3.9                               Fees and Compensation.  Each director and each member of a committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.10                        Meetings by Telephonic Communication.  Members of the Board or any committee thereof may participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 3.11                        Committees.  The Board may, by resolution passed by a majority of the whole Board, designate committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Upon the absence or disqualification of a member of a committee, if the Board has not designated one or more alternates (or if such alternate(s) are then absent or disqualified), the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member or alternate.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to:  (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the Delaware General Corporation Law fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (b) adopting an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the Bylaws of the Corporation.  Unless the resolution appointing such committee or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.  Each committee shall have such name as may be determined from time to time by resolution adopted by the Board.  Each committee shall keep minutes of its meetings and report to the Board when required.

Section 3.12                        Action Without Meetings.  Unless otherwise restricted by applicable law or by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 3.13                        Removal.  Unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote at an election of directors.

Section 3.14                        Chairman of the Board.  The Board may, at its election, appoint a Chairman of the Board who shall have authority to call and preside at all meetings of the stockholders and of the Board.  The Chairman of the Board shall not have authority to act as an officer of the Corporation, sign stock certificates or otherwise act as an agent of the Corporation, except as expressly authorized by the Board.

ARTICLE IV

OFFICERS

Section 4.1                               Appointment and Salaries.  The officers of the Corporation shall be appointed by the Board and shall be a President, a Secretary and a Chief Financial Officer.  The Board may also appoint a Chief Executive Officer and one or more Vice Presidents and the Board or the President may appoint such other officers (including Assistant Secretaries and Financial Officers) as the Board or the President may deem necessary or desirable.  The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  The Board shall fix the salaries of all officers appointed by it.  Unless prohibited by applicable law or by the Certificate of Incorporation or by these Bylaws, one person may be elected or appointed to serve in more than one official capacity.  Any vacancy occurring in any office of the Corporation shall be filled by the Board.

Section 4.2                               Removal and Resignation.  Any officer may be removed, either with or without cause, by the Board or, in the case of an officer not appointed by the Board, by the President.  Any officer may resign at any time by giving notice to the Board, the President or Secretary.  Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

Section 4.3                               Chief Executive Officer.  The Chief Executive officer shall have general and active management, supervision, direction, and control of the business of the corporation.  He or she shall assist in the management of the corporation, and in the absence or disability of or upon the delegation by the Chairman of the Board, he or she shall preside at all meetings of shareholders and of the Board.  He or she shall report from time to time to the Board all matters within his or her knowledge which the interest of the corporation may require to be brought to the attention of the Board.  The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation and shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his or her office and shall have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board.

Section 4.4                               President.  Subject to such powers, if any, as may be given by the Board to the Chief Executive Officer, if there are such officer, the President shall have supervising authority over and may exercise general executive powers concerning all of the operations and business of the Corporation, with the authority from time to time to delegate to other officers such executive and other powers and duties as he or she may deem advisable.  The President shall also perform such duties as may be specifically assigned to him or her from time to time by the Board or the Chief Executive Officer.  If there be no Chief Executive Officer, or in their absence, the President shall preside at all meetings of the stockholders and of the Board, unless the Board appoints another person who need not be a stockholder, officer or director of the Corporation, to preside at a meeting of stockholders.

Section 4.5                               Vice President.  In the absence of the President, or in the event of the President’s inability or refusal to act, the Vice President, if any, (or if there be more than one Vice President, the Vice Presidents in the order of their rank or, if of equal rank, then in the order designated by the Board or the President or, in the absence of any designation, then in the order of their appointment) shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The rank of Vice Presidents in descending order shall be Executive Vice President, Senior Vice President and Vice President.  The Vice President shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 4.6                               Secretary and Assistant Secretary.  The Secretary shall attend all meetings of the Board (unless the Board shall otherwise determine) and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board.  The Secretary shall have custody of the corporate seal of the Corporation and shall (as well as any Assistant Secretary) have authority to affix the same to any instrument requiring it and to attest it.  The Secretary shall perform such other duties and have such other powers as the Board or the President may from time to time prescribe.

Section 4.7                               Chief Financial Officer.  The Chief Financial Officer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.  The Chief Financial Officer may disburse the funds of the Corporation as may be ordered by the Board or the President, taking proper vouchers for such disbursements, and shall render to the Board at its regular meetings, or when the Board so requires, an account of transactions and of the financial condition of the Corporation.  The Chief Financial Officer shall perform such other duties and have such other powers as the Board or the President may from time to time prescribe.

If required by the Board, the Chief Financial Officer and Assistant Chief Financial Officer, if any, shall give the Corporation a bond (which shall be renewed at such times as specified by the Board) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such person’s office and for the restoration to the Corporation, in case of such person’s death, resignation, retirement or removal from office,

ARTICLE V

REPRESENTATION OF SHARES OF OTHER CORPORATIONS

Any and all shares of any other corporation or corporations standing in the name of the Corporation shall be voted, and all rights incident thereto shall be represented and exercised on behalf of the Corporation, as follows:  (i) as the Board may determine from time to time, or (ii) in the absence of such determination, by the Chairman of the Board, or (iii) if the Chairman of the Board shall not vote or otherwise act with respect to the shares, by the President.  The foregoing authority may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

ARTICLE VIII

TRANSFERS OF STOCK

Upon surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE IX

LOST, STOLEN OR DESTROYED CERTIFICATES

The Board may direct a new certificate or certificates be issued in place of any certificate theretofore issued alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing such issuance of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance, require the owner of such certificate or certificates, or such person’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the lost, stolen or destroyed certificate.

ARTICLE X

RECORD DATE

The Board may fix in advance a date, which shall not be more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action, as a record date for the determination of stockholders entitled to notice of or to vote at any such meeting and any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise the rights in respect of any change, conversion or exchange of stock, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE XI

REGISTERED STOCKHOLDERS

The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.

ARTICLE XII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board.

ARTICLE XIII

AMENDMENTS

Subject to any contrary or limiting provisions contained in the Certificate of Incorporation, these Bylaws may be amended or repealed, or new Bylaws may be adopted (a) by the affirmative vote of the holders of at least a majority of the Common Stock of the Corporation (determined on an as-converted basis, assuming the conversion of all shares of preferred stock into Common Stock), or (b) by the affirmative vote of the majority of the Board at any regular or special meeting.  Any Bylaws adopted or amended by the stockholders may be amended or repealed by the Board or the stockholders.

ARTICLE XIV

DIVIDENDS

Section 14.1                        Declaration.  Dividends on the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock.

Section 14.2                        Set Aside Funds.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall determine to be in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XV

INDEMNIFICATION AND INSURANCE

Section 15.1                        Right to Indemnification.  Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board; provided, further, that the Corporation shall have no obligation to indemnify any such indemnitee for acts or omissions or alleged acts or omissions that the indemnitee knew or should have known were illegal or acts of fraud.

Section 15.2                        Right to Advancement of Expenses.  The right to indemnification conferred in Section 15.1 of this Article may include the right to be paid by the Corporation the expenses (including reasonable attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified under this Section or otherwise.  The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 15.3                        Right of Indemnitee to Bring Suit.  If a claim under Section 15.1 or 15.2 of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  It shall be a defense to any such action (other than an action brought to enforce a claim for advancement of expenses where the required undertaking has been tendered to the Corporation) that the indemnitee has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the indemnitee for the amount claimed.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

Section 15.4                        Non-Exclusivity of Rights.  The right to indemnification and the advancement of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 15.5                        Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

Section 15.6                        Expenses as a Witness.  To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 15.7                        Indemnity Agreements.  The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the fullest extent permitted by Delaware law.

Section 15.8                        Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by Delaware law.

Section 15.9                        Nature of Rights.  The rights conferred upon indemnitees in this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Any amendment, alteration or repeal of this Article that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

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CERTIFICATE OF SECRETARY
OF
PEOPLE MEDIA, INC.,
a Delaware corporation

I hereby certify that I am the duly elected and acting Secretary of People Media, Inc., a Delaware corporation, and that the foregoing Bylaws, comprising thirteen (13) pages, constitute the Bylaws of said corporation as duly adopted by the Board of Directors on May 17, 2007.

/s/ William Byers
William Byers, Secretary